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                                                                  Exhibit 10.121







                              CAROLCO PICTURES INC.
                              8800 SUNSET BOULEVARD
                          LOS ANGELES, CALIFORNIA 90069

                                             EFFECTIVE DATE:  November 1, 1993

Ms. Karen A. Taylor
1251 East Avenue K4
Lancaster, California 93535

      RE:  EMPLOYMENT AGREEMENT
           --------------------

Dear Ms. Taylor:

      Reference is made to that certain employment agreement dated as March 20, 1991, between you as "Employee", and Carolco Pictures Inc, as "Employer" as amended by the letter agreement with an effective date of May 20, 1992, (the "Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement. Employee and Employee agree to amend the Agreement as follows:

      Notwithstanding the provisions of Paragraph 2 of the Agreement, Employees fixed salary be increased as of the date hereof to an annual rate of Two Hundred Thousand Dollars ($200,000) for the remainder of the third year of the Term and to Two Hundred Twenty-Five Thousand Dollars ($225,000) during the fourth year of the Term.

      Except as otherwise set forth above, all of the terms and conditions of the Agreement shall remain in full force and effect.

      Please confirm your agreement to the foregoing by signing below where indicated.

                              Very truly yours,

                              CAROLCO PICTURES INC.



                              By: William Shpall
                                  --------------

                              Its: Executive Vice President
                                   ------------------------
AGREED AND ACCEPTED



Karen A. Taylor
- ---------------
KAREN A. TAYLOR